UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 27, 2009

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On October 27, 2009, Kodiak Oil & Gas Corp. (the “Company”) entered into an Underwriting Agreement with KeyBanc Capital Markets Inc., as representative of the underwriters named therein, for the sale by the Company to the public of 12,000,000 shares of the Company’s common stock, no par value.  Closing of the issuance and sale of the shares of common stock is scheduled for October 30, 2009, subject to customary closing conditions. The Company has granted the underwriters a 30-day option to purchase 1,800,000 additional shares of its common stock to cover over-allotments.  The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

The opinion of counsel regarding the validity of the common stock to be issued pursuant to the offering described in the foregoing paragraph is filed as Exhibit 5.1 hereto.

Item 8.01    Other Events

On October 27, 2009, the Company issued a press release announcing the pricing of the public offering described under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is filed herewith as Exhibit 99.1

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated October 27, 2009, between Kodiak Oil & Gas Corp. and KeyBanc Capital Markets Inc.

5.1	Opinion of Miller Thomson LLP.

99.1	Press release of Kodiak Oil & Gas Corp. dated October 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James K. Doss
James K. Doss Secretary, Treasurer and Chief Financial Officer

Date: October 27, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 27, 2009, between Kodiak Oil & Gas Corp. and KeyBanc Capital Markets Inc.

5.1	Opinion of Miller Thomson LLP.

99.1	Press release of Kodiak Oil & Gas Corp. dated October 27, 2009.